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                              MANAGEMENT AGREEMENT

                COHEN & STEERS INSTITUTIONAL REALTY SHARES, INC.

                                757 Third Avenue

                            New York, New York 10017

                                                             December__, 1999

COHEN & STEERS CAPITAL MANAGEMENT, INC.
757 Third Avenue
New York, New York 10017

Dear Sirs:

         Cohen & Steers Institutional Realty Shares, Inc. ("We" or the "Company") herewith confirm its agreement (the "Agreement") with Cohen & Steers Capital Management, Inc. ("You") as follows:

         1. We are an open-end, non-diversified management investment company registered under the Investment Company Act of 1940 (the "Act"). We propose to engage in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, and Registration Statement filed with the Securities and Exchange Commission, as these documents may be amended from time to time. You agree, during the term of this Agreement, to continuously furnish the Company with an investment program for the assets of the Company, to manage and supervise the investment and reinvestment of the assets of the Company, and to arrange for the purchase and sale of securities and other assets held in the investment portfolio of the Company consistent with our Articles of Incorporation, By-Laws, and Registration Statement filed with the Securities and Exchange Commission, as these documents may be amended or modified from time to time. On your own initiative, You will furnish us from time to time with such information as You may believe appropriate for this purpose, whether concerning the individual issuers whose securities






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are included in our portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to our portfolio securities as You may believe appropriate or as we reasonably may request. In making such purchases and sales of our portfolio securities, You will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

         2. You also agree, during the term of this Agreement, to be responsible for:

         (a) providing office space, telephone, office equipment and supplies for the Company;

         (b) paying compensation of the Company's officers for services rendered as such;

         (c) authorizing expenditures and approving bills for payment on behalf of the Company;

         (d) supervising preparation of the periodic updating of the Company's registration statement, including prospectus and statement of additional information, for the purpose of filings with the Securities and Exchange Commission and state securities administrators and monitoring and maintaining the effectiveness of such filings, as appropriate;

         (e) supervising preparation of periodic reports to the Company's shareholders and filing of these reports with the Securities and Exchange Commission, Forms N-SAR filed with the Securities and Exchange Commission, notices of dividends, capital gains distributions and tax credits, and attending to routine correspondence and other communications with individual shareholders;

         (f) supervising the daily pricing of the Company's investment portfolio and the publication of the net asset value of the Company's shares, earnings reports and other financial data;

         (g) monitoring relationships with organizations providing services to the Company, including the Custodian, Transfer Agent and printers;



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         (h)      providing trading desk facilities for the Company;

         (i) supervising compliance by the Company with recordkeeping requirements under the Act and regulations thereunder, maintaining books and records for the Company (other than those maintained by the Custodian and Transfer Agent) and preparing and filing of tax reports other than the Company's income tax returns; and

         (j) providing executive, clerical and secretarial help needed to carry out these responsibilities.

         3. In rendering the services specified in paragraph 2 of this Agreement, You may, subject to the approval of the Company's Board of Directors, cause such services or any portion thereof to be provided by another person pursuant to a sub-administration agreement; provided that in such event You shall remain responsible for monitoring and overseeing the performance by such person of its obligations to the Company under such sub-administration agreement. You shall be responsible for the payment of the fees and out-of-pocket expenses charged by such person in performing these services.

         4. It is understood that You will from time to time employ or associate with yourselves such persons as You believe to be particularly fitted to assist You in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by You. No obligation may be incurred on our behalf in any such respect. During the continuance of this Agreement at our request You will provide us persons satisfactory to our Board of Directors to serve as our officers.

         3. We hereby confirm that We shall be responsible and hereby assume the obligation for payment of the fee payable to You under paragraph 7 of this Agreement. You hereby confirm that You shall be responsible and hereby assume the obligation for payment of all of our other fees and expenses, except as follows: (a) fees of directors who are not affiliated persons of You;




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(b) fees and expenses of any legal counsel or other consultants retained by the directors who are not affiliated persons of You; (c) interest charges (including charges related to the Company's line of credit), taxes, brokerage fees and commissions; (d) trade organization membership dues; (e) federal and state registration fees; and (f) upon the approval of the Board of Directors, extraordinary expenses.

         6. We shall expect of You, and You will give us the benefit of, your best judgment and efforts in rendering these services to us, and We agree as an inducement to your undertaking these services that You shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, You against any liability to us or to our security holders to which You would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

         7. In consideration of the foregoing, We will pay You a monthly fee at an annualized rate of .75 of 1% of our average daily net assets. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. If our initial Registration Statement is declared effective by the Securities and Exchange Commission after the beginning of a month or this Agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.

         8. This Agreement shall become effective on the date on which our pending Registration Statement on Form N-1A relating to our shares becomes effective and shall remain in effect until December 31, 2002, and may be continued for successive twelve-month periods (computed from each January 1), provided that such continuance is specifically approved at least




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annually by the Board of Directors or by majority vote of the holders of the outstanding voting securities of the Company (as defined in the Act), and, in either case, by a majority of the Board of Directors who are not interested persons as defined in the Act, of any party to this Agreement (other than as Directors of the Company), provided further, however, that if the continuation of this Agreement is not approved, You may continue to render the services described herein in the manned to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) or by a vote of a majority of the Board of Directors on 60 days' written notice to You, or by You on 60 days' written notice to the Company.

         9. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by You and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by You. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

         10. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, who may also be a Director, officer or employee of the Company, or persons otherwise affiliated with the Company (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other



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trust, corporation, firm, individual or association.

         11. If You cease to act as our Manager, or, in any event, if You so request in writing, We agree to take all necessary action to change our name to a name not including the term "Cohen & Steers." You may from time to time make available without charge to Us for our use such marks or symbols owned by You, including marks or symbols containing the term "Cohen & Steers" or any variation thereof, as You may consider appropriate. Any such marks or symbols so made available will remain the property of You and You shall have the right, upon notice in writing, to require Us to cease the use of such mark or symbol at any time.

         10. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

         If the foregoing is in accordance with your understanding, will You kindly so indicate by signing and returning to Us the enclosed copy hereof.

                             Very truly yours,

                             COHEN & STEERS INSTITUTIONAL REALTY SHARES, INC.

                             By: ______________________________

                                 Name:
                                 Title:

Agreed to and accepted
as of the date first set
forth above

COHEN & STEERS CAPITAL MANAGEMENT, INC.

By: ___________________________
         Name:

         Title:

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